Exhibit 10.57

Guarantee Agreement between Shandong Runyin Bio-Chemical and Rural Cooperative Bank of Dongping, Shandong,

dated on December 5, 2011 for RMB 8.5 million Loan

Main Contents

•	Contract No.: Shandong Dongping Nongcun Hezuo Yinhang Bao Zi (2011) No. 0171

•	Guarantor: Shandong Runyin Bio-Chemical

•	Guarantee: Rural Cooperative Bank of Dongping, Shandong

•	As guarantor, Shandong Runyin Bio-Chemical undertakes to assume joint and several liabilities for Shandong Xiangrui Pharmacy Co., Ltd.’s indebtedness towards Rural Cooperative Bank of Dongping, Shandong under a Loan Agreement with Contract No.: Shandong Dongping Nongcun Hezuo Yinhang Liu Jie Zi (2011 No. 0171).

•	Secured Items: the loan principal, interest, penalty interest, damages, compensation and all the expenses incurred for Bank of Communications to realize its creditor’s right under Loan Agreement;

•	Liabilities of Breach of Contract: Guarantor shall compensate Warrantee any loss suffered from Shandong Xiangrui Pharmacy Co., Ltd.’s breach of contract.

Headlines of the articles omitted

•	Guaranty period

•	Commitment of guarantor

•	Assumption of guarantor’s responsibility

•	Dispute settlement

•	Miscellaneous

•	Effectiveness

•	Validity

•	Attention